POWER OF ATTORNEY

       The undersigned Officers and Trustees of Health and Retirement Properties Trust hereby severally constitue Mark J. Finkelstein, David
  J. Hegarty, Gerard M. Martin and Barry M. Portnoy, and each of them, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K herewith filed with the Securities and Exchange Commission, and any and all amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Annual Report on Form 10-K and any and all amendments to the Annual Report on Form 10-K.

       Witness our hands and seals on the dates set forth below.

  Signature                          Title                 Date

  /s/ MARK J. FINKELSTEIN        President and Chief   March 30, 1995
  Mark J. Finkelstein            Executive Officer


  /s/ DAVID J. HEGARTY           Executive Vice        March 30, 1995
  David J. Hegarty               President and Chief
                                 Financial Officer


  /s/ JOHN L. HARRINGTON         Trustee               March 30, 1995
  John L. Harrington


  /s/ ARTHUR G. KOUMANTZELIS     Trustee               March 30, 1995
  Arthur G. Koumantzelis


  /s/ REV. JUSTINIAN MANNING     Trustee               March 30, 1995
  Rev. Justinian Manning,
  C.P.


  /s/ GERARD M. MARTIN           Trustee               March 30, 1995
  Gerard M. Martin


  /s/ BARRY M. PORTNOY           Trustee               March 30, 1995
  Barry M. Portnoy
  /TABLE